                    U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.




                            FORM 8-K/A

                         AMENDMENT NO. 1



                          CURRENT REPORT



              Pursuant to Section 13 of 15(d) of the
                 Securities Exchange Act of 1934





                                 August 6, 1996
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)




                              CONTOUR MEDICAL, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter




         Nevada                    0-26288                 77-0163521
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number





               3340 Scherer Drive, St. Petersburg, Florida 33716
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code



                                (813) 572-0089
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The following financial statements are filed herewith:

                                                               Page(s)
          ATLANTIC MEDICAL SUPPLY COMPANY, INC.
          AND SUBSIDIARIES

          Reports of Independent Auditors                      F-1, F-2

          Consolidated and Combined Balance Sheets
          as of June 30, 1996 and December 31, 1995               F-3

          Consolidated and Combined Statements of
          Income for the six months ended June 30,
          1996 and the year ended December 31, 1995               F-4

          Consolidated and Combined Statements of
          Stockholders' Equity for the six months
          ended June 30, 1996 and the year ended
          December 31, 1995                                       F-5

          Consolidated and Combined Statements of
          Cash Flows for the six months ended June 30,
          1996 and the year ended December 31, 1995               F-6

          Notes to Financial Statements                        F-7 - F-13



          AMERICAN HEALTH SERVICES CORP.
          AMERICARE GROUP PURCHASING CORP.
          ATLANTIC MEDICAL SUPPLY CO., INC.

          Report of Independent Certified Public
          Accountants                                             F-14

          Combined Balance Sheets as of December 31,
          1994 and 1993                                        F-15, F-16

          Combined Statements of Income for the years
          ended December 31, 1994 and 1993                        F-17

          Combined Statements of Stockholders' Equity
          for the years ended December 31, 1994 and
          1993                                                    F-18

          Combined Statements of Cash Flows for the
          years ended December 31, 1994 and 1993                  F-19

          Notes to Combined Financial Statements              F-20 - F-24


     (b) PRO FORMA FINANCIAL INFORMATION. The following pro forma financial information is filed herewith:

          Pro Forma Financial Statements                          F-25

          Pro Forma Consolidated Balance Sheet as of
          June 30, 1996                                        F-26, F-27

          Pro Forma Statements of Operation for the
          year ended June 30, 1996                                F-28

          Notes to Pro Forma Consolidated Financial
          Statements                                              F-29


     (c)  EXHIBITS.

          10.1 Share Purchase Agreement for the acquisition of Atlantic Medical Supply Company, Inc.*
____________________

          *     Included in initial filing.

LANEY
BOTELER &
KILLINGER
Certified Public Accountants


                   INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
  of Atlantic Medical Supply Company, Inc.
 and Subsidiaries

We have audited the accompanying consolidated balance sheet of Atlantic Medical Supply Company, Inc. and subsidiaries (the Companies) as of June 30, 1996 and the related consolidated statements of income, stockholders equity and cash flows for the six months then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit. The combined financial statements of Atlantic Medical Supply Company, Inc., Americare Health Services Corp. and Americare Group Purchasing Corp. as of December 31, 1995, were audited by other auditors whose report dated March 8, 1996, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Medical Supply Company, Inc. and subsidiaries as of June 30, 1996, and the results of their operations and their cash flows for the six months then ended in conformity with generally accepted accounting principles.




/s/ Laney, Boteler & Killinger

Atlanta, Ga.
August 6, 1996










100 Ashford Center North, Suite 310, Atlanta, Georgia 30338   770/394-8000

        REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Americare Health Services Corp.
Americare Group Purchasing Corp.
Atlantic Medical Supply Co., Inc.

We have audited the accompanying combined balance sheet of Americare Health Services, Corp., Americare Group Purchasing Corp., and Atlantic Medical Supply Co., Inc. (the Companies) as of December 31, 1995, and the related combined statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Americare Health Services Corp., Americare Group Purchasing Corp., and Atlantic Medical Supply Co., Inc. at December 31, 1995, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                    /s/ Ernst & Young LLP


Tampa, Florida
March 8, 1996

      ATLANTIC MEDICAL SUPPLY COMPANY, INC. AND SUBSIDIARIES

             CONSOLIDATED AND COMBINED BALANCE SHEETS

                              ASSETS
                                                  June 30,     December 31,
                                                    1996           1995
                                                -----------    -----------
Current assets
   Cash and cash equivalents                    $   123,777    $   23,443
   Accounts receivable less
    allowance for doubtful accounts
    of $744,028 and $746,473                      5,558,670     4,949,123
   Inventories, less allowance for
     slow-moving inventory of $40,000             3,000,278     2,061,455
   Refundable income taxes                          112,736          -
   Prepaid expenses and advances                     70,817        34,345
   Deferred income tax benefit                      297,618          -
                                                -----------    ----------
                Total current assets              9,163,896     7,068,366
                                                -----------    ----------
Property and equipment                              592,718       550,978
                                                -----------    ----------
Other Assets
   Advances to stockholders                          56,980         5,233
   Notes receivable                                  38,521        38,521
   Note receivable from affiliate                      -          875,000
   Non-compete agreement                            116,667       166,667
   Goodwill                                         792,442       512,540
   Deposits                                          30,506        31,018
                                                -----------    ----------
                                                  1,035,116     1,628,979
                                                -----------    ----------
                Total assets                    $10,791,730    $9,248,323
                                                -----------    ----------
                                                -----------    ----------

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Line of credit                               $ 3,292,000    $2,334,000
   Current portion of long-term debt                 46,127        46,127
   Accounts payable                               1,520,914     1,088,214
   Accrued expenses                                 337,566       637,899
                                                -----------    ----------
                Total current liabilities         5,196,607     4,106,240
Long-term debt                                       27,363        51,571
Minority interest in subsidiary                      57,180          -
                                                -----------    ----------
                                                  5,281,150     4,157,811
Commitments and contingencies                          -             -
Stockholders' equity                              5,510,580     5,090,512
                                                -----------    ----------
                Total liabilities and
                stockholders' equity            $10,791,730    $9,248,323
                                                -----------    ----------
                                                -----------    ----------
                See Notes to Financial Statements

        ATLANTIC MEDICAL SUPPLY CO., INC. AND SUBSIDIARIES

          CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

            For the six months ended June 30, 1996 and
                 the year ended December 31, 1995


                                                    1996           1995
                                                -----------    -----------
Net sales                                       $12,926,845    $20,172,643

Cost of goods sold                                9,023,403     13,276,258
                                                -----------    -----------
Gross margin                                      3,903,442      6,896,385
                                                -----------    -----------
Operating expenses
  Salaries and employee benefits                  1,193,853      2,174,212
  Selling                                         1,049,276      2,181,498
  General and administrative                        587,368      1,233,831
  Leases                                            292,135        468,594
  Depreciation and amortization                     188,678        354,719
  Interest                                          124,404        114,897
  Other                                             161,818        115,594
                                                -----------    -----------
                                                  3,597,532      6,643,345
                                                -----------    -----------
Operating income                                    305,910        253,040

Other income                                          7,129         63,740
                                                -----------    -----------
Net income before income taxes and minority
   interest in net income of subsidiary             313,039        316,780

Income taxes benefit                                124,515           -
                                                -----------    -----------
Net income before minority interest in net
  income of subsidiary                              437,554        316,780

Minority interest in net income
  of subsidiary                                     (17,486)          -
                                                -----------    -----------
Net income                                      $   420,068    $   316,780
                                                -----------    -----------
                                                -----------    -----------












                See Notes to Financial Statements


        ATLANTIC MEDICAL SUPPLY CO., INC. AND SUBSIDIARIES

   CONSOLIDATED AND COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

            For the six months ended June 30, 1996 and
                 the year ended December 31, 1995


                                  Additional
                       Common      Paid-in        Retained
                       Stock       Capital        Earnings        Total
                       ------     ----------     ----------     ----------
Balance at
 December 31, 1994     $3,165     $2,347,835     $4,085,379     $6,436,379

   Net income            -              -           316,780        316,780
   Dividends             -              -        (1,662,647)    (1,662,647)
                       ------     ----------     ----------     ----------
Balance at
  December 31, 1995     3,165      2,347,835      2,739,512      5,090,512

   Net income            -              -           420,068        420,068
                       ------     ----------     ----------     ----------
Balance at
  June 30, 1996        $3,165     $2,347,835     $3,159,580     $5,510,580
                       ------     ----------     ----------     ----------
                       ------     ----------     ----------     ----------

Common stock:

Americare Health Services Corporation - $1 par value, 1,655 shares authorized, issued and outstanding.

Americare Group Purchasing Corporation - $1 par value, 5,000 shares authorized, 100 shares issued and outstanding.

Atlantic Medical Supply Company, Inc. - No par value, 5,000,000 shares authorized (1,000 shares prior to March 5, 1996), 2,000,000 shares issued and outstanding (100 shares prior to March 5, 1996).


















                See Notes to Financial Statements

      ATLANTIC MEDICAL SUPPLY COMPANY, INC. AND SUBSIDIARIES

        CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

            For the six months ended June 30, 1996 and
                 the year ended December 31, 1995

                                                    1996           1995
Operating activities                            -----------    -----------
   Net income                                   $   420,068    $   316,780
   Adjustments to reconcile net
     income to net cash used in
     operating activities:
        Depreciation and amortization               188,678        354,719
        Gain on sale of assets                          -           (2,032)
        Provisions for (recovery of) bad debts       (7,353)       464,887
        Minority interest in net income
         of subsidiary                               17,486           -
        Change in assets and liabilities:
          Decrease (increase) in assets
            Accounts receivable                     (65,080)    (1,215,114)
            Inventories                            (414,932)      (555,597)
            Prepaid expenses and advances          (140,706)       (19,906)
            Notes receivable                           -              (494)
            Deposits                                    512         (5,397)
            Deferred income tax benefit            (211,779)          -
          Increase (decrease) in liabilities
            Accounts payable                       (236,455)       284,434
            Accrued expenses                       (309,128)       376,578
                                                -----------    -----------
        Net cash used in operating activities      (758,689)        (1,142)
                                                -----------    -----------
Investing activities
   Purchases of property and equipment             (103,051)      (391,879)
   Proceeds from sale of property and equipment        -            14,900
   Advance under note receivable from affiliate        -          (875,000)
                                                -----------    -----------
        Net cash used in investing activities      (103,051)    (1,251,979)
                                                -----------    -----------
Financing activities
   Payments on long-term debt                       (24,208)       (18,353)
   Net proceeds from line of credit
    and notes payable                               958,000      2,440,000
   Repayments from (advances to) stockholders       (51,747)       204,767
   Dividends paid                                      -        (1,662,647)
                                                -----------    -----------
        Net cash provided by financing
        activities                                  882,045        963,767
                                                -----------    -----------
Net increase (decrease) in cash
    and cash equivalents                             20,305       (289,354)

Cash and cash equivalents
  at beginning of period                            103,472        312,797
                                                -----------    -----------
Cash and cash equivalents at end of period      $   123,777    $    23,443
                                                -----------    -----------
                                                -----------    -----------
                See Notes to Financial Statements.

      ATLANTIC MEDICAL SUPPLY COMPANY, INC. AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS

               June 30, 1996 and December 31, 1995

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITIES AND ORGANIZATION

Atlantic Medical Supply Company, Inc. (Atlantic) and Facility Supply, Inc. (Facility), provide medical supplies to long-term care facilities and home health agencies.

Americare Health Services Corporation (Health) provides nutritional supplements, urological, orthotics, wound care and ostomy supplies to residents of long-term care facilities.

Americare Group Purchasing Corporation (Group) provides specialized cost management services, principally brokerage services, to long-term health care facilities.

The main markets for all four companies are the southeastern United States.

On December 4, 1995, Atlantic Medical Supply Holdings Company, Inc. (AMS Holding), a company affiliated through common ownership, acquired 80% of the voting common stock of Facility Supply, Inc. (FSI) for $490,000. The acquisition was accounted for using the purchase method of accounting. On March 5, 1996, in simultaneous transactions, AMS Holding was merged with Atlantic, the surviving company, and Atlantic also acquired 100% of the voting common stock of both Health and Group creating a parent/subsidiary relationship. Previously, Atlantic, Health, Group and AMS Holding were affiliated through common shareholders. Atlantic issued two million shares of its common stock in exchange for all of the outstanding shares of Health, Group, AMS Holding and existing Atlantic shares. Shares were issued to the prior stockholders in the same proportion of ownership. The consolidation has been accounted for using the pooling of interest method as prescribed under APB No. 16. The stock of AMS Holding has been retired through the merger and the outstanding stock of Health and Group is held by Atlantic. Effective July 1, 1996, all of the outstanding shares of Atlantic were acquired by Contour Medical, Inc. (Note 9).

PRINCIPALS OF CONSOLIDATION AND COMBINATION

The consolidated financial statements for the period ended June 30, 1996 include the accounts of Atlantic Medical Supply Co., Inc. and its wholly owned subsidiaries, Americare Health Services Corp, Americare Group Purchasing Corp., and an 80%-owned subsidiary, Facility Supply, Inc. Minority interest in the consolidated subsidiary represents the minority stockholders' proportionate share of the equity of Facility Supply, Inc.

The combined financial statements for the year ended December 31, 1995 included the accounts of Atlantic Medical Supply Co., Inc., Americare Health Services Corp. and Americare Group Purchasing Corp. All three companies had the same stockholders with substantially the same proportional ownership.

All material intercompany transactions and balances have been eliminated in both the consolidated and combined financial statements.

      ATLANTIC MEDICAL SUPPLY COMPANY, INC. AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS

               June 30, 1996 and December 31, 1995

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

MEDICARE AND MEDICAID REVENUES

Net sales include amounts estimated by management to be reimbursable by Medicare, Medicaid and other third-party programs under applicable payment formulas in effect.

Billings to the Medicare and Medicaid programs are subject to examination and adjustment by the carriers. In the opinion of management, the financial statements contain adequate provisions for adjustments, if any, that may result from carrier audits. Medicare and Medicaid account for approximately 17% and 24% of consolidated and combined net sales for 1996 and 1995, respectively.

ACCOUNTS RECEIVABLE

Accounts receivable are due primarily from Medicare, Medicaid, other third-party payors, long-term care facilities and home health agencies. Credit is extended based on an evaluation of the customer's qualification for third-party payment and the customer's financial condition. Generally, collateral is not required.

INVENTORIES

Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market.

PROPERTY, EQUIPMENT AND DEPRECIATION

Property and equipment are stated at cost. Depreciation is determined using straight-line and accelerated methods over the estimated useful lives of the assets of five and seven years. Expenditures for repairs and maintenance are charged to expense as incurred.

INCOME TAXES

Prior to January 1, 1996, the Companies elected to be taxed under Subchapter S of the Internal Revenue Code whereby the stockholders include the Companies' taxable income in their individual income tax returns. Effective January 1, 1996, the Companies elected to change their tax status to that of a taxable corporation.

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to allowance for doubtful receivables (deductible for financial statement purposes but not for income tax purposes). The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses
                               F-8

      ATLANTIC MEDICAL SUPPLY COMPANY, INC. AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS

               June 30, 1996 and December 31, 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES (Continued)

and tax credits that are available to offset future taxable income. Income tax expense is the tax payable and the net change in deferred tax assets and liabilities for the period.

OTHER ASSETS

Non-compete agreements and goodwill are amortized over five years and ten years, respectively, for 1996 and 1995 using the straight-line basis. Amortization of non-compete agreements for the periods ended June 30, 1996 and December 31, 1995 totaled $50,000 and $106,666, respectively and amortization of goodwill for the same period totaled $38,440 and $76,880, respectively.
The balance sheet amounts reflect the remaining unamortized balances.

CASH AND CASH EQUIVALENTS

The Companies consider all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the consolidated and combined financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from the estimates.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 1996 and December 31 1995:
                                                   1996           1995
                                                ----------     ----------
Automobiles and trucks                          $  115,957     $  136,251
Office equipment                                   228,066        212,181
Office furniture                                    77,844         65,163
Medical equipment                                   46,958         46,958
Computer equipment and software                  1,034,027        905,415
Leasehold improvements                              18,334          4,520
Land improvements                                    9,842          9,842
                                                ----------     ----------
                                                 1,531,028      1,380,330
Less accumulated depreciation                     (938,310)      (829,352)
                                                ----------     ----------
                                                $  592,718     $  550,978
                                                ----------     ----------

      ATLANTIC MEDICAL SUPPLY COMPANY, INC. AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS

               June 30, 1996 and December 31, 1995

NOTE 2 - PROPERTY AND EQUIPMENT (CONTINUED)

Depreciation expense for the periods ended June 30, 1996 and December 31, 1995 totaled $87,360 and $171,173, respectively.

NOTE 3 - LONG-TERM DEBT

Long-term debt at June 30, 1996 and December 31, 1995, consisted of the following:

                                                  1996           1995
                                                ---------      ---------
   Note payable to a bank, due
   May 1998, $1,958 payable
   monthly (including interest
   at 8.25%), collateralized by
   telephone equipment.                         $  41,556      $  53,000

   Note payable to a bank, due
   August 1997, $2,403 payable
   monthly (including interest
   at 8.25%), collateralized by
   computer equipment.                             31,933         44,698
                                                ---------      ---------
                                                   73,490         97,698
   Less current portion                           (46,127)       (46,127)
                                                ---------      ---------
                                                $  27,363      $  51,571
                                                ---------      ---------

Future maturities of long-term debt are as follows:

                 1997                           $  46,127
                 1998                              27,363
                                                ---------
                                                $  73,490
                                                ---------

Interest paid during the period ended June 30, 1996 and the year ended December 31, 1995 totalled $78,245 and $95,922, respectively.

NOTE 4 - LINE OF CREDIT

The Companies have a $3.5 million unsecured line of credit with a bank expiring August 15, 1996. Interest at the prime rate minus 1/4% (8.0% at June 30, 1996) is payable monthly. At June 30, 1996 and December 31, 1995, $3,292,000 and $2,334,000, respectively, was outstanding on this line of credit.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Companies lease office and warehouse space from a stockholder. The lease provides for monthly rent of $8,248, to be adjusted September 1, 1996, based
                               F-10

      ATLANTIC MEDICAL SUPPLY COMPANY, INC. AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS

               June 30, 1996 and December 31, 1995

NOTE 5 - RELATED PARTY TRANSACTIONS (CONTINUED)

on the consumer price index. The lease will terminate on August 31, 1997. Rental payments made during the period ended June 30, 1996 and the year ended December 31, 1995 totalled $49,486 and $99,921, respectively.

The Companies also paid consulting fees of $100,000 to a related entity in 1995. The agreement was cancelled on August 6, 1996.

Atlantic loaned $875,000 to AMS Holding on December 1, 1995. The note bore interest at the rate of prime minus 1/4% and was collateralized by AMS Holding's 80% interest in Facility Supply, Inc. The note was eliminated in consolidation in 1996.

NOTE 6 - EMPLOYEE BENEFIT PLAN

The Companies have a 401(k) profit-sharing plan (the Plan) which covers all eligible employees of the companies. Eligible employees can contribute up to 15% of eligible compensation to the Plan. The Companies provide a match of up to 2% of each employee's salary. Expenses related to the Plan for the periods ended June 30, 1996, and December 31, 1995 totalled $16,624 and $38,486, respectively.

NOTE 7 - INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. At June 30, 1996, the companies have a deferred tax asset of $297,618 relating to allowances for doubtful accounts and slow-moving inventory. These items have been deducted for financial statement purposes but are not deductible for income tax purposes until actually written off. For those Companies with S-corporation tax status at December 31, 1995, no deferred tax assets or liabilities were recorded due to the companies S-corporation tax status.

The components of income tax expense (benefit) are as follows:

              Current
                 Federal                        $ 147,029
                 State                             26,074
                                                ---------
                                                  173,103
                                                ---------
              Deferred
                 Federal                         (250,576)
                 State                            (47,041)
                                                ---------
                                                 (297,618)
                                                ---------
              Income tax benefit                $(124,515)
                                                ---------
During the period ended June 30, 1996, the consolidated companies realized a tax benefit of $85,839 from utilizing a net operating loss carryforward from 1995.
                               F-11

      ATLANTIC MEDICAL SUPPLY COMPANY, INC. AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS

               June 30, 1996 and December 31, 1995

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Companies have various lease agreements for the land and buildings used for operations. The leases expire at various dates through May 31, 1997, with the exception of Atlantic Medical Supply Company, Inc. headquarters in Augusta, Georgia. This office space is leased from a director and stockholder under a five-year lease expiring August 31, 1997 (Note 5). Monthly rents range by location from $1,965 to $13,803. Lease expense totalled $292,135 and $468,594 for the periods ended June 30, 1996 and December 31, 1995, respectively.

On July 1, 1994, the Company signed an employment agreement with the current president and chief executive officer. On August 6, 1996, the agreement was terminated for $150,000 and his resignation as president, chief executive officer, director and shareholder of the companies (Note 9). These financial statements do not include a provision for the payment of the termination fee.

NOTE 9 - SUBSEQUENT EVENTS

On August 6, 1996, effective July 1, 1996, Contour Medical, Inc. acquired all of the outstanding shares of Atlantic Medical Supply Company, Inc. In connection therewith, various consulting, employment, stock option and other agreement were terminated and the majority of the officers and directors of the companies resigned. Amounts paid by the Atlantic Medical to the various individuals for cancellation of the agreements totaled $150,000. These financial statements do not include a provision for the payment of the termination fee.

NOTE 10 - PROFORMA FINANCIAL INFORMATION - UNAUDITED

The following information has been prepared to reflect the effect the combination would have had on the financial statements for the years ended December 31, 1995, 1994 and 1993 had the combination been done prior to January 1, 1993. Facility Supply, Inc. (FSI) was not audited for the three years ended December 31, 1995, 1994 and 1993. Information included below for FSI is based on financial statements prepared by management internally and corporate income tax returns. The amortization of goodwill related to the acquisition of FSI is immaterial.

Atlantic Medical Supply Co., Inc. (AMS)
Americare Health Services Corp. (AHS)
Americare Group Purchasing Corp. (AGP)
Facility Supply, Inc. (FSI)

                      AHS, AGP          FSI        Minority
                       & AMS        (Unaudited)    Interest        Total
1993                -----------     ----------     --------     -----------
Assets              $ 5,528,337     $  630,332     $   -        $ 6,158,669
Liabilities           1,054,781        560,190       14,028       1,628,999
Equity                4,473,556         70,142      (14,028)      4,529,670
Revenue              14,756,112      3,024,259                   17,780,371
Expense              13,645,914      3,006,943                   16,652,857
Net income            1,110,198         17,316                    1,127,514
                               F-12

      ATLANTIC MEDICAL SUPPLY COMPANY, INC. AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS

               June 30, 1996 and December 31, 1995


NOTE 10 - PROFORMA FINANCIAL INFORMATION - UNAUDITED (CONTINUED)

                      AHS, AGP          FSI        Minority
                       & AMS        (Unaudited)    Interest        Total
                    -----------     ----------     --------     -----------
    1994
Assets                7,511,531      1,020,457                    8,531,988
Liabilities           1,075,152        832,173       37,657       1,944,982
Equity                6,436,379        188,284      (37,657)      6,587,006

Revenue              17,781,275      4,819,348                   22,600,623
Expense              15,343,613      4,736,206                   20,079,819
Net income            2,437,662         83,142                    2,520,804

    1995
Assets                9,248,323      1,185,584                   10,433,907
Liabilities           4,157,811        903,028       56,511       5,117,350
Equity                5,090,512        282,556      (56,511)      5,316,557

Revenue              20,236,383      8,448,739                   28,685,122
Expense              19,919,603      8,506,000                   28,425,603
Net income              316,780        (57,261)                     259,519































        REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Americare Health Services Corp.
Americare Group Purchasing Corp.
Atlantic Medical Supply Co., Inc.

We have audited the accompanying combined balance sheets of Americare Health Services Corp., Americare Group Purchasing Corp., and Atlantic Medical Supply Co., Inc. (the Companies) as of December 31, 1994 and December 31, 1993, and the related combined statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Americare Health Services Corp., Americare Group Purchasing Corp., and Atlantic Medical Supply Co., Inc. at December 31, 1994 and December 31, 1993, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Ernst & Young LLP


Tampa, Florida
March 8, 1995

                AMERICARE HEALTH SERVICES CORP.
                AMERICARE GROUP PURCHASING CORP.
               ATLANTIC MEDICAL SUPPLY CO., INC.

                    COMBINED BALANCE SHEETS

                                                   December 31
                                             1994               1993
                                          -----------        -----------
ASSETS

 Current assets:
  Cash and cash equivalents               $  312,797        $   434,127

  Accounts receivable                      4,768,540          2,861,532
  Less estimated uncollectibles and
    allowances                              (569,643)          (460,369)
                                          ----------         ----------
                                           4,198,897          2,401,163
 Inventories, less allowances for
  slow-moving inventory of $25,000         1,505,858          1,222,519
 Prepaid expenses and advances                14,439             29,195
                                          ----------         ----------

    Total current assets                   6,031,991          4,087,004

 Furniture and equipment                   1,025,536            896,945
 Less accumulated depreciation              (682,397)          (540,867)
                                          ----------         ----------
                                             343,139            356,078

Other:
 Advances to stockholders                    210,000                  -
 Notes receivable                             38,027                  -
 Noncompete agreement, net of
  accumulated amortization
  of $326,666 and $206,666 at
  December 31, 1994 and 1993,
  respectively                               273,333            393,334
 Goodwill, net of accumulated
  amortization of $174,388 and
  $102,508 at December 31, 1994
  and 1993, respectively                     589,420            666,300
 Deposits                                     25,621             25,621
                                          ----------         ----------
                                           1,136,401          1,085,255

    Total assets                          $7,511,531         $5,528,337
                                          ----------         ----------
                                          ----------         ----------

                AMERICARE HEALTH SERVICES CORP.
                AMERICARE GROUP PURCHASING CORP.
               ATLANTIC MEDICAL SUPPLY CO., INC.
              COMBINED BALANCE SHEETS (Continued)

                                                   December 31
                                             1994               1993
                                          -----------        -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
  Accounts payable                        $  803,780         $  794,669
  Accrued expenses                           261,321            229,960
  Notes payable                               10,051             20,101
                                          ----------         ----------
    Total current liabilities              1,075,152          1,044,730

Notes payable less current portion                 -             10,051

Stockholders' equity:
 Common stock, par value: $1 per
  share--Americare Health Services
  Corp. and Americare Group
  Purchasing Corp.; no par value--
  Atlantic Medical Supply Co., Inc.:
   Authorized- 1,665 shares Americare
    Health Services Corp., 5,000 shares
    Americare Group Purchasing Corp.,
    100 shares Atlantic Medical
    Supply Co., Inc.
   Issued and outstanding--1,665 shares
    Americare Health Services, Inc.,
    1,000 shares Arnericare Group
    Purchasing Corp., 100 shares
    Atlantic Medical Supply Co., Inc.          3,165              3,165
 Additional paid-in capital                2,347,835          2,347,835
 Retained earnings                         4,085,379          2,122,556
                                          ----------         ----------
    Total stockholders' equity             6,436,379          4,473,556
                                          ----------         ----------
     Total liabilities and
      stockhoders' equity                 $7,511,531         $5,528,337
                                          ----------         ----------
                                          ----------         ----------












See accompanying notes.

                AMERICARE HEALTH SERVICES CORP.
               AMERICARE GROUP PURCHASING CORP.
               ATLANTIC MEDICAL SUPPLY CO., INC.

                 COMBINED STATEMENTS OF INCOME

                                                   December 31
                                             1994               1993
                                          -----------        -----------

Net sales                                 $17,683,827        $14,73S,365
Cost of goods sold                         12,141,083         10,622,646
                                          -----------        -----------
Gross margin                                5,542,744          4,115,719

Operating expenses:
 Salaries and employee benefits             1,552,490          1,418,980
 General and administrative                 1,082,917            999,545
 Lease expense                                215,956            243,281
 Depreciation and amortization                346,517            331,675
 Interest                                       4,650             15,783
                                          -----------        -----------
                                            3,202,530          3,009,264
                                          -----------        -----------
Operating income                            2,340,214          1,106,455

Other income                                   97,448             17,747
Other expense                                       -             14,004
                                          -----------        -----------
Net income                                $ 2,437,662        $ 1,110,198
                                          -----------        -----------
                                          -----------        -----------

























See accompanying notes.

                AMERICARE HEALTH SERVICES CORP.
                AMERICARE GROUP PURCHASING CORP.
               ATLANTIC MEDICAL SUPPLY CO., INC.

          COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                    Additional
                          Common     Paid-in       Retained
                          Stock      Capital       Earnings         Total
                          ------    ----------    ----------     ----------

Balance at January l,
 1993                     $3,165    $2,347,835    $1,337,086     $3,688,086
  Net income                   -             -     1,110,198      1,110,198
  Dividends                    -             -      (324,728)      (324,728)
                          ------    ----------    ----------     ----------
Balance at December 31,
 1993                      3,165     2,347,835     2,122,556      4,473,556
  Net income                   -             -     2,437,662      2,437,662
  Dividends                    -             -      (474,839)      (474,839)
                          ------    ----------    ----------     ----------
Balance at December 31,
 1994                     $3,165    $2,347,835    $4,085,379     $6,436,379
                          ------    ----------    ----------     ----------
                          ------    ----------    ----------     ----------
































See accompanying notes.


                AMERICARE HEALTH SERVICES CORP.
                AMERICARE GROUP PURCHASING CORP.
               ATLANTIC MEDICAL SUPPLY CO., INC.

               COMBINED STATEMENTS OF CASH FLOWS

                                             Year Ended December 31
                                             1994               1993
                                          -----------        -----------
Operating activities:
 Net income                               $2,437,662         $1,110,198
 Adjustments to reconcile net
  income to net cash provided
  by operating activities:
   Depreciation and amortization             346,517            331,675
   Provisions for losses on accounts
    receivable                               109,274            203,114
   Change in operating assets and
    liabilities:
     Accounts receivable                  (1,907,008)        (1,091,456)
     Inventories                            (283,339)           196,834
     Prepaid expenses and advances            14,756             83,105
     Notes receivable                        (38,027)                 -
     Deposits                                      -               (645)
     Accounts payable                          9,111            196,822
     Accrued expenses                         31,361             68,610
     Income taxes payable                          -           (111,500)
                                          -----------        -----------
Net cash provided by operating
 activities                                  720,307            986,757

Investing activities:
 Proceeds from sale of furniture
  and equipment                                    -              1,800
 Purchase of furniture and equipment        (136,697)           (97,426)
                                         -----------        -----------
 Net cash used in investing activities      (136,697)           (95,626)

Financing activities:
 Payments on notes payable                (1,750,101)        (1,425,050)
 Proceeds from notes payable               1,730,000            900,202
 Advances to stockholders                   (210,000)                 -
 Dividends                                  (474,839)          (324,728)
                                          -----------        -----------
 Net cash used in financing activities      (704,940)          (849,576)
                                          -----------        -----------
 Net (decrease) increase in cash
  and cash equivalents                      (121,330)            41,555

 Cash and cash equivalents at
  beginning of year                          434,127            392,572
                                          -----------        -----------
 Cash and cash equivalents at
  end of year                              $ 312,797         $  434,127
                                          -----------        -----------
                                          -----------        -----------
See accompanying notes.


                AMERICARE HEALTH SERVICES CORP.
                AMERICARE GROUP PURCHASING CORP.
               ATLANTIC MEDICAL SUPPLY CO., INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS

                        December 31, 1994


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Americare Health Services Corp. (Health) provides nutritional supplements, urological, orthotics, wound care, and ostomy supplies to residents of long-term care facilities.

Americare Group Purchasing Corp. (Group) provides specialized cost management services, principally brokerage services, to long-term health care facilities located in the southeastern United States.

Atlantic Medical Supply Co., Inc. (Atlantic) provides medical supplies to long-term care facilities and home health agencies.

The combined financial statements include the accounts of Health, Group and Atlantic because they have the same stockholders in similar proportion.

All material intercompany transactions and balances have been eliminated.

MEDICARE AND MEDICAID REVENUES

Sales include amounts estimated by management to be reimbursable by Medicare, Medicaid and other third-party programs under applicable payment formulas in effect. Medicare and Medicaid account for approximately 95% and 90% of Health's revenue or 26% and 24% of combined revenues for the years ended December 31, 1994 and 1993, respectively.

Billings to the Medicare Part B program are subject to examination and adjustment by the Medicare carriers. In the opinion of management, the amounts included in the financial statements as contractual allowances contain adequate provisions for adjustments, if any, that may result from carrier audits.


















                AMERICARE HEALTH SERVICES CORP.
                AMERICARE GROUP PURCHASING CORP.
               ATLANTIC MEDICAL SUPPLY CO., INC.

       NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ACCOUNTS RECEIVABLE

Accounts receivable are due primarily from Medicare, Medicaid, other third-party payors, long-term care facilities, and home health agencies. Credit is extended based on an evaluation of the customer's qualification for third-party payment and the customer's financial condition. Generally, collateral is not required. Contractual allowances and credit losses are provided for in the combined financial statements and have been within management's expectations.

INVENTORIES

Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market.

FURNITURE AND EQUIPMENT

Furniture and equipment are stated at cost. Depreciation is determined using straight-line and accelerated methods over the estimated useful lives of the assets. Estimated useful lives for furniture and equipment are between five and seven years. Expenditures for repairs and maintenance are charged to expense as incurred.

INTANGIBLE ASSETS

Intangible assets, consisting of noncompete agreements and goodwill, are amortized on the straight-line basis over five and ten years, respectively.

CASH AND CASH EQUIVALENTS

The Companies consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.



















                AMERICARE HEALTH SERVICES CORP.
                AMERICARE GROUP PURCHASING CORP.
               ATLANTIC MEDICAL SUPPLY CO., INC.

       NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


2.  FURNITURE AND EQUIPMENT

Furniture and equipment consists of the following at December 31:

                                                     1994          1993
                                                ------------------------
     Automobiles and trucks                     $  173,336     $ 171,707
     Office equipment                              128,616       116,754
     Office furniture                               59,483        59,483
     Medical equipment                              46,958        46,958
     Computer equipment and software               602,781       487,681
     Leasehold improvements                          4,520         4,520
     Land improvements                               9,842         9,842
                                                ------------------------
                                                 1,025,536       906,945
     Less accumulated depreciation                (682,397)     (540,867)
                                                ------------------------
                                                $  343,139     $ 356,078
                                                ------------------------
                                                ------------------------

3.  COMMITMENTS AND CONTINGENCIES

The Companies have a noncancelable operating lease for land, building and improvements used in operations, which expires in October 1995. The Companies have an operating lease for one vehicle which expires during 1995. The Companies have a five-year agreement to lease certain operating facilities commencing September 1992.

The future minimum rental commitments under noncancelable operating leases are as follows:

               1995                      $ 226,056
               1996                        101,981
               1997                         70,027
                                         ---------
                                         $ 398,064
                                         ---------
                                         ---------

Rent expense was $215,956 and $243,281 for the years ended December 31, 1994 and 1993, respectively.











                AMERICARE HEALTH SERVICES CORP.
                AMERICARE GROUP PURCHASING CORP.
               ATLANTIC MEDICAL SUPPLY CO., INC.

       NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


4.  NOTES PAYABLE

Notes payable at December 31, consists of the following:

                                                     1994         1993
                                                   ---------------------
Note payable with a bank, due July 1995, $825
payable monthly (including interest at 7.95%),
collateralized by automobile                       $  4,951     $ 14,851

Note payable with a bank, due July 1995, $850
payable monthly (including interest at 7.95%),
collateralized by automobile                          5,100       15,301
                                                   ---------------------
                                                     10,051       30,152
Less current portion                                (10,051)     (20,101)
                                                   ---------------------
                                                   $      -     $ 10,051
                                                   ---------------------
                                                   ---------------------

The Companies have a $1 million line of credit with a bank, at the prime interest, interest payable monthly, principal due on demand, which is unsecured. At December 31, 1994 and 1993, there was no outstanding balance on this line of credit.

Interest paid during the years ended December 31, 1994 and 1993 was $4,650 and $15,783, respectively.

5.  RELATED PARTY TRANSACTIONS

The Companies paid management fees of $100,000 to a related entity in both 1994 and 1993.

The Companies lease office and warehouse space from a stockholder. The rental payments made during fiscal years 1994 and 1993 were $96,127 and $94,442, respectively.
















                AMERICARE HEALTH SERVICES CORP.
                AMERICARE GROUP PURCHASING CORP.
               ATLANTIC MEDICAL SUPPLY CO., INC.

       NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


6.  EMPLOYEE BENEFIT PLAN

The Companies have a 401(k) profit-sharing plan (the Plan) which covers all eligible employees of the Companies. Eligible employees can contribute up to 15% of eligible compensation to the Plan. The Companies provides a match of up to 2% of each employee's salary. Expenses related to the Plan for the years ended December 31, 1994 and 1993 were $25,984 and $26,591, respectively.


7.  INCOME TAXES

The Companies elected to be taxed under Subchapter S of the Internal Revenue Code and, consequently, are not subject to federal income tax; the stockholders include the Companies' taxable income in their individual income tax returns.






































              CONTOUR MEDICAL, INC. AND SUBSIDIARIES

            PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

As discussed elsewhere herein, on August 6, 1996, the Company acquired all of the issued and outstanding shares of the common stock of Atlantic Medical Supply Company, Inc. for payment of $1,400,000 in cash and promissory notes held by the sellers in the amount of $10,500,000. The acquisition was made effective retroactively to July 1, 1996. The Company obtained the cash for this transaction from a $5,000,000 debenture placement that was completed on July 12, 1996. The promissory notes bear interest at 7% per annum and are due in full on January 10, 1997. In the event of a default in the payment of the promissory notes, they are convertible into shares of common stock of Retirement Care Associates, Inc., the Company's majority shareholder.

The acquisition has been accounted for as a purchase, with assets acquired and liabilities assumed recorded at fair value, and the results of Atlantic Medical Supply Company, Inc.'s operations included in the Company's consolidated financial statements from the retroactively effective date of acquisition.

The accompanying consolidated financial statements illustrate the effect of the acquisition ("Proforma") on the Company's financial position and results of operations. The consolidated balance sheet as of June 30, 1996 is based on the historical balance sheets of the Company and Atlantic Medical Supply Company, Inc. on June 30, 1996, and assumes the acquisition took place on that date. The consolidated statements of income for the year ended June 30, 1996 are prepared based on the historical statements of income of the Company and Atlantic Medical Supply Company, Inc. for the year ended June 30, 1996.

The proforma consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the proforma consolidated financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocations of which may differ.

The accompanying consolidated proforma consolidated financial statements should be read in conjunction with the historical financial statements of the Company and Atlantic Medical Supply Company, Inc.

                       CONTOUR MEDICAL INC.
               PRO FORMA CONSOLIDATED BALANCE SHEET
                          June 30, 1996


                      CONTOUR   ATLANTIC                            PROFORMA
                    MEDICAL INC. MEDICAL    PRO FORMA ADJUSTMENTS   CONSOLI-
                    AND SUBSID-  SUPPLY     PURCHASE ACQUISITION     DATED
                      IARIES   COMPANY INC.    DR          CR        TOTAL
                   ----------- ----------- ----------- ----------- -----------
ASSETS

Current:
 Cash              $   146,219 $   123,777 $ 4,675,000 $4,692,000 $   252,996
                                                   (2)    (1)(5)
 Accounts receiv-
  able-trade         4,445,676   5,558,670           -          -  10,004,346
 Inventories         2,876,792   3,000,278           -          -   5,877,070
 Refundable income
  taxes                 21,406     112,736           -          -     134,142
 Prepaid expenses
  and other             51,519      70,817           -          -     122,336
 Deferred tax
  benefit                          297,618                            297,618
 Due from parent       618,897           -           -          -     618,897
                   ----------- ----------- ----------- ---------- -----------

   Total Current
    Assets           8,160,509   9,163,896   4,675,000  4,692,000  17,307,405

Property and Equip-
 ment, Net           1,223,195     592,718           -          -   1,815,913

Other Assets:
 Goodwill            1,286,165     792,442   6,389,420          -   8,468,027
                                                   (3)
 Deposit on equipment  416,184           -           -          -     416,184
 Deposits                    -      30,506           -          -      30,506
 Other                 172,215     212,168     325,000          -     709,383
                                                   (2)
                   ----------- ----------- ----------- ---------- -----------
    Total Other
     Assets          1,874,564   1,035,116   6,714,420          -   9,624,100
                   ----------- ----------- ----------- ---------- -----------
                   $11,258,268 $10,791,730 $11,389,420 $4,692,000 $28,747,418
                   ----------- ----------- ----------- ---------- -----------
                   ----------- ----------- ----------- ---------- -----------










                           (Continued)


                       CONTOUR MEDICAL INC.
               PRO FORMA CONSOLIDATED BALANCE SHEET
                          June 30, 1996
                           (Continued)

                      CONTOUR    ATLANTIC                            PROFORMA
                    MEDICAL INC.  MEDICAL    PRO FORMA ADJUSTMENTS   CONSOLI-
                    AND SUBSID-   SUPPLY     PURCHASE ACQUISITION     DATED
                      IARIES    COMPANY INC.    DR          CR        TOTAL
                   ----------- ----------- ----------- ----------- -----------

LIABILITIES AND
STOCKHOLDERS' EQUITY

Current Liabilities:
 Notes payable to
  banks            $ 1,456,535 $ 3,292,000 $ 3,292,000 $         - $ 1,456,535
                                                   (5)
 Accounts payable    2,036,652   1,520,914           -           -   3,557,566
 Accrued expenses      366,716     337,566           -           -     704,282
 Current maturities
  of long-term debt    368,658      46,127           -  10,500,000  10,914,785
                                                               (1)
                   ----------- ----------- ----------- ----------- -----------
    Total Current
     Liabilities     4,228,561   5,196,607   3,292,000  10,500,000  16,633,168

Long-term debt,
  less current
  maturities         1,352,937      27,363           -          -    1,380,300
Minority interest
 in subsidiary                      57,180                              57,180
                     ----------- ----------- ----------- ----------- ---------
    Total
     Liabilities     5,581,498   5,281,150   3,292,000  10,500,000  18,070,648

Convertible Subor-
  dinated Debentures         -           -           -   5,000,000   5,000,000
                                                               (2)
Stockholders' Equity
 Preferred stock     2,528,000           -           -           -   2,528,000
 Common stock            4,449       3,165       3,165           -       4,449
                                                   (4)
Additional paid-in
  capital            2,911,696   2,347,835   2,347,835           -   2,911,696
                                                   (4)
Retained earnings      232,625   3,159,580   3,159,580           -     232,625
                                                   (4)
                    ----------- ----------- ----------- ----------- ----------
  Total stock-
  holders' equity    5,676,770   5,510,580   5,510,580           -   5,676,770
                   ----------- ----------- ----------- ----------- -----------

                   $11,258,268 $10,791,730 $ 8,802,580 $15,500,000 $28,747,418
                   ----------- ----------- ----------- ----------- -----------
                   ----------- ----------- ----------- ----------- -----------




                      CONTOUR MEDICAL INC.
                PRO FORMA STATEMENTS OF OPERATIONS
                     Year Ended June 30, 1996


                   CONTOUR     ATLANTIC
                  MEDICAL INC.  MEDICAL
                  AND SUBSID-   SUPPLY                            PRO FORMA
                    IARIES    COMPANY INC. PRO FORMA   PRO FORMA CONSOLIDATED
                                  (9)       SUBTOTAL  ADJUSTMENTS   TOTAL
                  ----------- ----------- ----------- ----------- -----------

Sales             $14,542,421 $26,241,495 $40,783,916 $         - $40,783,916
Cost of Sales      10,491,103  18,317,508  28,808,611           -  28,808,611
                  ----------- ----------- ----------- ----------- -----------

  Gross Profit      4,051,318   7,923,987  11,975,305           -  11,975,305

Selling, general
and administrative
expenses            3,185,620   7,050,450  10,236,070     163,805  10,399,875
                                                              (6)
                  ----------- ----------- ----------- ----------- -----------

 Income (loss)
  from operations     865,698     873,537   1,739,235    (163,805)  1,575,430

Other income
(expenses):
 Interest            (170,951)   (252,284)   (423,235)   (936,444) (1,359,679)
                                                              (7)
 Other                144,453      14,216     158,669           -     158,669
                  ----------- ----------- ----------- ----------- -----------
                      (26,498)   (238,068)   (264,566) (9,367,444) (1,201,010)
                  ----------- ----------- ----------- ----------- -----------

Income (loss)
before taxes
on income             839,200     635,469   1,474,669  (1,100,249)    374,420
Taxes on income       312,166     252,765     564,931    (422,651)    142,280
                                                               (8)
                  ----------- ----------- ----------- ----------- -----------

Net income (loss) $   527,034 $   382,704 $   909,738 $  (677,598)$   232,141
                  ----------- ----------- ----------- ----------- -----------
                  ----------- ----------- ----------- ----------- -----------














              CONTOUR MEDICAL, INC. AND SUBSIDIARIES

       NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - BASIS OF PRESENTATION

Reference is made to the "Introduction" at page F-25

NOTE B - PROFORMA ADJUSTMENTS

The proforma adjustments to the consolidated balance sheet are as follows:

     (1) To record the purchase of 100% of the issued and outstanding stock of Atlantic Medical Supply Company, Inc. for a purchase price consisting of $1,400,000 cash and promissory notes of $10,500,000.

     (2) To record the proceeds from the placement of $5,000,000 in convertible debentures, less transaction fees of $325,000.

     (3) To record goodwill of $6,552,210, which represents the difference between the purchase price of $11,900,000 in cash and notes and the net assets of Atlantic Medical Supply Company, Inc. of $5,347,790. The goodwill will be amortized over a 40 year life.

     (4) To record the elimination of Atlantic Medical Supply Company, Inc. shareholder equity.

     (5) To record the repayment of $3,292,000, representing the total outstanding balance on Atlantic Medical Supply Company, Inc.'s line of credit.

The proforma adjustments to the consolidated statements of operations are as follows:

     (6) To record the amortization of goodwill of $6,552,210 over a 40 year period.

     (7) To record the elimination of interest expense $252,284 incurred at Atlantic Medical Supply Company, Inc. on its line of credit; to record interest expense of $450,000, representing interest at 9% per annum on $5,000,000 convertible debentures; and to record interest expense of $735,000, representing interest at 7% per annum on $10,500,000 promissory notes.

     (8) To record income tax changes for proforma adjustments at a 38% effective tax rate.

     (9) Includes twelve months of results for Atlantic Medical Supply Company, Inc. and twelve months of results for Facility Supply, Inc., acquired by Atlantic Medical Supply Company, Inc. in December, 1995.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      CONTOUR MEDICAL, INC.



Dated: October 21, 1996               By /s/ Donald F. Fox
                                         Donald F. Fox, President